CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use of our reports dated November 25, 2024, with respect to the financial statements of Allspring Diversified Capital Builder Fund, Allspring Diversified Income Builder Fund, and Allspring Index Asset Allocation Fund, three of the funds comprising Allspring Funds Trust, as of September 30, 2024, incorporated herein by reference and to the references to our firm under the headings “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm” in the Statement of Additional Information.

/s/ KPMG LLP

Boston, Massachusetts
January 22, 2025